Exhibit (s)

EX-FILING FEES

Calculation of Filing Fee Tables

N-2
(Form Type)

Panagram Capital, LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid	Equity	Common shares	457	(a)			$1,000,000	(1)(2)	0.0000927	$92.70
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$1,000,000			$92.70
	Total Fees Previously Paid									$92.70
	Total Fee Offsets									---
	Net Fee Due									$0.00

(1) Estimated solely for the purpose of determining the registration fee.

(2) Includes shares that may be offered to the underwriters pursuant to an option to cover over-allotments.